As filed with the Securities and Exchange Commission on September 23, 1999.

                                           Registration Statement No. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              CITY HOLDING COMPANY
             (Exact name of Registrant as specified in its Charter)

         West Virginia                                  55-0619957
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                                25 Gatewater Road
                         Charleston, West Virginia 25313
                                 (304) 769-1100
           (Address of principal executive office, including zip code)

                 City Holding Company 1993 Stock Incentive Plan
                            (Full title of the Plan)
                             ----------------------

                                Mr. Steven J. Day
                      President and Chief Executive Officer
                                25 Gatewater Road
                         Charleston, West Virginia 25313
                                 (304) 769-1100

            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:

                             Mr. Randall S. Parks
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200
                              --------------------



                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               Proposed  maximum     Proposed maximum
 Title of securities                           Amount to  be     offering price         aggregate          Amount of
  to be registered                              registered        per share(1)        offering price    registration fee
==========================================================================================================================
Common Stock, $2.50 par value                1,000,000 shares       $19.219             $19,219,000         $5,343

Rights to Purchase Junior Participating
Cumulative Preferred Stock, Series A
(no par value)(2)                            1,000,000 rights        N/A                   N/A                 N/A
==========================================================================================================================
==========================================================================================================================


      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. This amount was calculated based on the average of the high and low sales prices of the Common Stock on The Nasdaq National Market on September 21, 1999.

      (2) The Rights to Purchase Junior Participating Cumulative Preferred Stock, Series A will be attached to and will trade with shares of Common Stock of the Registrant.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by City Holding Company (the "Company") with the Commission (Commission File No. 0-1173) under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for the period ended December 31, 1998; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; (iii) the Company's Current Reports filed on Form 8-K on January 12, 1999 and September 14, 1999; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 28, 1987 under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of all of the Common Stock shall be deemed to be incorporated by reference herein.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to City Holding Company, 25 Gatewater Road, P.O. Box 7520, Charleston, West Virginia 25356-0520, Attn.: Chief Financial Officer (telephone: (304) 769-1100).

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 31-1-9 of the West Virginia Corporation Act provides in part that each West Virginia corporation shall have power to indemnify any director, officer, employee or agent or former director, officer, employee or agent against expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent other than an action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation. With respect to an action by or in the right of the corporation the director, officer, employee or agent or former director, officer, employee or agent may be indemnified if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent to be liable for negligence or misconduct in the performance of duty; and to make any other or further indemnity to any such persons that may be authorized by the articles of incorporation or any by-law made by the stockholders or any resolution adopted, before or after the event, by the stockholders. The Articles of Incorporation of City Holding contain provisions pursuant to the foregoing section of the West Virginia Corporation Act indemnifying the directors, officers and certain agents of City Holding in certain cases against expenses and liabilities under judgments and reimbursements of amounts paid in settlement.

      City Holding has purchased directors and officers' liability insurance policies. Within the limits of their coverage, the policies insure (l) the directors and officers of City Holding against certain losses, to the extent such losses are not indemnified by City Holding, and (2) City Holding, to the extent it indemnifies such directors and officers for losses as permitted under the laws of West Virginia.



Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit No.

   4.1     City Holding Company 1993 Stock Incentive Plan.

   4.2     Amendment No. 1 to City Holding  Company 1993 Stock Incentive Plan.

   5.1 Opinion of Hunton & Williams (as to the legality of the securities being registered).

  23.1 Consent of Hunton & Williams (included in the opinion filed as of Exhibit 5.1 to the Registration Statement).

  23.2     Consent of Ernst & Young LLP.

  24.1     Power of Attorney (included on signature page).

Item 9.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia on this 23rd day of September, 1999.

                                    CITY HOLDING COMPANY
                                    (Registrant)


                                    By:   /s/ Steven J. Day
                                       -----------------------------------
                                          Steven J. Day
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 1999. Each of the undersigned officers and directors of the registrant hereby constitutes Steven J. Day, Robert A. Henson and Randall S. Parks, and each of them severally, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

/s/ Robert A. Henson                        /s/ Michael D. Dean
------------------------------              -------------------------------
Robert A. Henson                            Michael D. Dean
Chief Financial Officer                     Senior Vice President-Finance
(Principal Financial Officer)               (Principal Accounting Officer)

/s/ Samuel M. Bowling                       /s/ Dr. D. K. Cales
------------------------------              -------------------------------
Samuel M. Bowling                           Dr. D. K. Cales
Director                                    Director

/s/ Hugh R. Clonch                          /s/ Steven J. Day
------------------------------              -------------------------------
Hugh R. Clonch                              Steven J. Day
Director                                    Director/President and Chief
                                            Executive Officer

/s/ Robert D. Fisher
------------------------------
Robert D. Fisher
Director

/s/ Jay Goldman                             /s/ David E. Haden
-------------------------------             -------------------------------
Jay Goldman                                 David E. Haden
Director                                    Director

/s/ Carlin K. Harmon                        /s/ C. Dallas Kayser
-------------------------------             -------------------------------
Carlin K. Harmon                            C. Dallas Kayser
Director/Executive Vice President           Director

/s/ Leon K. Oxley                           /s/ Mark H. Schaul
-------------------------------             -------------------------------
Leon K. Oxley                               Mark H. Schaul
Director                                    Director

/s/ Philip W. Cain                          /s/ William C. Dolin
-------------------------------             -------------------------------
Philip W. Cain                              William C. Dolin
Director                                    Director

/s/ David W. Hambrick                       /s/ Frank S. Harkins, Jr.
-------------------------------             -------------------------------
David W. Hambrick                           Frank S. Harkins, Jr.
Director                                    Director

/s/ Tracey W. Hylton, II                    /s/ B. C. McGinnis III
-------------------------------             -------------------------------
Tracy W. Hylton, II                         B. C. McGinnis III
Director                                    Director

/s/ Thomas L. McGinnis                      /s/ Philip L. McLaughlin
-------------------------------             -------------------------------
Thomas L. McGinnis                          Philip L. McLaughlin
Director                                    Director

/s/ E. M. Payne III                         /s/ R. T. Rogers
-------------------------------             -------------------------------
E. M. Payne III                             R. T. Rogers
Director                                    Director

/s/ James E. Songer, Sr.                    /s/ Albert M. Tieche, Jr.
-------------------------------             -------------------------------
James E. Songer, Sr.                        Albert M. Tieche, Jr.
Director                                    Director

                                 EXHIBIT INDEX

Exhibit No.                     Description


   4.1    City Holding Company 1993 Stock Incentive Plan.

   4.2    Amendment No. 1 to City Holding Company 1993 Stock Incentive Plan.

   5.1 Opinion of Hunton & Williams (as to the legality of the securities being registered).

  23.1 Consent of Hunton & Williams (included in the opinion filed as of Exhibit 5.1 to the Registration Statement).

  23.2    Consent of Ernst & Young LLP.

  24.1    Power of Attorney (included on signature page).